NEWS RELEASE
CONTACT: CONMED Corporation Luke A. Pomilio Chief Financial Officer 315-624-3202 LukePomilio@conmed.com

CONMED Corporation Announces Third Quarter 2016 Financial Results

Utica, New York, October 27, 2016 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Sales were $184.8 million, an increase of 9.2% compared to the third quarter of 2015. On a constant currency basis, sales increased 11.2% and grew 0.8% organically.
•	AirSeal® sales continued to show strength at $17.3 million in the quarter, with total year-to-date sales of $48.5 million.
•	Global General Surgery sales grew 29.2% as reported, 30.6% in constant currency, and 4.2% organically in constant currency.
•	Diluted net earnings per share (GAAP) were $0.26, compared to diluted net earnings per share (GAAP) of $0.32 in the third quarter of 2015.
•	Adjusted diluted net earnings per share(1) were $0.41 versus $0.45 in the prior-year period.

“We are encouraged by the continued progress in our international markets, strong contribution from AirSeal®, and solid organic growth within General Surgery. While the rebuilding of our domestic Orthopedics franchise is taking longer than expected, we feel confident that we are making the appropriate changes to return this business to growth. Overall, we are pleased with a return to positive organic growth on a constant currency basis,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “As we close out the year, we look to build upon the recent momentum across several of our businesses while continuing to focus on improving operating efficiencies and reaccelerating organic growth across all of our product categories.”

Sales Analysis

For the quarter ended September 30, 2016, domestic sales, which represented 53.7% of total revenue, increased 13.0% as strong growth in General Surgery was partially offset by declines in Orthopedics and Visualization. The SurgiQuest acquisition contributed to 32.1% year-over-year growth in the U.S. General Surgery business. International sales, which represented 46.3% of total revenue, increased 5.1% compared to the third quarter of 2015 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $3.4 million on third quarter sales. In constant currency, international sales increased 9.2% versus the prior-year period.

Earnings Analysis

For the quarter ended September 30, 2016, reported net earnings totaled $7.3 million, compared to reported net earnings of $8.9 million a year ago. Reported diluted net earnings per share were $0.26 in the quarter, compared to reported diluted net earnings per share of $0.32 in the prior-year period. Reported net earnings for 2016 include business acquisition and restructuring costs, as well as a gain on the sale of the Company’s facility in Centennial, Colorado, while reported net earnings for 2015 include restructuring costs. The effect of each of these items on reported net earnings and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the after-tax costs of special items including acquisitions, restructuring, the gain on the sale of the Company’s facility in Centennial, Colorado, and debt refinancing, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $11.5 million decreased 8.0% year over year and adjusted diluted net earnings per share(1) of $0.41 decreased 8.9% year over year. The decrease in adjusted net earnings was largely attributable to lower gross margin, higher R&D as a percentage of sales, and the unfavorable impact of foreign exchange rates, partially offset by a lower tax rate during the quarter.

2016 Outlook

There is no change to CONMED’s previously issued financial guidance. The Company continues to expect 2016 constant currency organic sales growth in the range of -1% to 1% and sales related to the SurgiQuest acquisition in the range of $62 to $67 million. Based on foreign currency exchange rates as of October 21, 2016, the Company continues to anticipate the negative impact of foreign exchange for the year in the range of $17 to $19 million.

The Company continues to expect 2016 reported sales in the range of $757 to $767 million, which represents growth of 5.3% to 6.7% over reported 2015 revenue of $719 million. Adjusted diluted net earnings per share are still expected in the range of $1.83 to $1.93. The adjusted diluted net earnings per share estimates for 2016 exclude the cost of special items including acquisition costs, restructuring costs, the gain on the sale of the Company’s facility in Centennial, Colorado, and debt refinancing, which are now estimated in the range of $19 to $21 million, net of tax, compared to the previous range of $21 to $23 million, and amortization of intangible assets, which continue to be estimated in the range of $12 to $14 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, appears below.

In conjunction with this earnings press release, CONMED has prepared supplemental financial disclosures which are available on the home page of the “Investors – Financial Reports” section of the Company’s website at www.conmed.com.

Conference Call

The Company’s management will host a conference call today at 5:30 p.m. ET to discuss its third quarter 2016 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and enter the passcode 95238932.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 8:30 p.m. ET on Thursday, October 27, 2016, until 7:30 p.m. ET on Thursday, November 10, 2016. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 95238932.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,400 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$184,792	$169,184	$559,426	$528,151
Cost of sales	83,583	75,638	258,055	248,825
Gross profit	101,209	93,546	301,371	279,326
% of sales	54.8%	55.3%	53.9%	52.9%
Selling and administrative expense	79,009	72,056	251,681	220,423
Research & development	8,353	6,652	24,620	20,695
Income from operations	13,847	14,838	25,070	38,208
% of sales	7.5%	8.8%	4.5%	7.2%
Other expense	—	—	2,942	—
Interest expense	3,861	1,504	11,448	4,453
Income before income taxes	9,986	13,334	10,680	33,755
Provision for income taxes	2,649	4,461	2,724	11,109
Net income	$7,337	$8,873	$7,956	$22,646

Basic EPS	$0.26	$0.32	$0.29	$0.82
Diluted EPS	0.26	0.32	0.28	0.81

Basic shares	27,818	27,701	27,785	27,636
Diluted shares	27,951	27,898	27,946	27,853

Consolidated Condensed Balance Sheets
(in thousands, unaudited)

	September	December
	2016	2015
Assets:
Cash and cash equivalents	$26,948	$72,504
Accounts receivable, net	133,190	133,863
Inventories	188,528	166,894
Other current assets	20,710	20,076
Total Current Assets	369,376	393,337
Property, plant and equipment, net	123,446	125,452
Goodwill	398,376	260,651
Other intangible assets, net	424,216	308,171
Other assets	15,310	14,089
Total Assets	$1,330,724	$1,101,700

Liabilities and Shareholders' Equity:
Current liabilities	$112,860	$119,718
Long-term debt, excluding current maturities	490,176	269,471
Other liabilities	143,513	127,438
Shareholders' equity	584,175	585,073
Total Liabilities and Shareholders' Equity	$1,330,724	$1,101,700

Consolidated Condensed Statements of Cash Flows

Nine Months Ended September 2016 and 2015

(in thousands, unaudited)

	2016	2015
Operating Activities
Net income	$7,956	$22,646
Depreciation and amortization	41,210	32,308
Changes in operating assets and liabilities and other, net	(24,527)	(16,234)
Net cash provided by operating activities	24,639	38,720

Investing Activities
Payments related to business acquisitions	(256,450)	(6,104)
Proceeds from sale of a facility	5,178	—
Purchases of property, plant and equipment	(10,436)	(11,478)
Net cash used in investing activities	(261,708)	(17,582)

Financing Activities
Payments on term loan	(6,564)	—
Proceeds of term loan	175,000	—
Proceeds of revolver, net	61,654	21,000
Payments related to debt issue costs	(5,556)	(1,410)
Payments related to distribution agreement	(16,667)	(16,667)
Dividend payments on common stock	(16,649)	(16,565)
Other, net	200	(1,613)
Net cash provided by (used in) financing activities	191,418	(15,255)

Effect of exchange rate changes on cash and cash equivalents	95	(6,889)
Net decrease in cash and cash equivalents	(45,556)	(1,006)
Cash and cash equivalents at beginning of period	72,504	66,332
Cash and cash equivalents at end of period	$26,948	$65,326

Sales Summary

(in millions, unaudited)

	Three Months Ended September 30,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$86.3	$89.4	-3.5%	-1.1%	-3.5%	-3.5%	0.6%
General Surgery	85.4	66.1	29.2%	30.6%	32.1%	23.7%	27.7%
Surgical Visualization	13.1	13.7	-4.3%	-3.0%	-16.1%	11.3%	14.8%
	$184.8	$169.2	9.2%	11.2%	13.0%	5.1%	9.2%

Single-use Products	$146.7	$134.9	8.7%	10.7%	10.9%	6.2%	10.5%
Capital Products	38.1	34.3	11.2%	13.2%	22.1%	1.2%	4.8%
	$184.8	$169.2	9.2%	11.2%	13.0%	5.1%	9.2%

Domestic	$99.2	$87.8	13.0%	13.0%
International	85.6	81.4	5.1%	9.2%
	$184.8	$169.2	9.2%	11.2%

	Nine Months Ended September 30,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$272.5	$284.8	-4.3%	-1.2%	-2.5%	-5.5%	-0.3%
General Surgery	248.9	203.3	22.4%	23.9%	26.0%	15.8%	20.0%
Surgical Visualization	38.0	40.1	-5.0%	-2.7%	-6.8%	-3.1%	1.8%
	$559.4	$528.2	5.9%	8.4%	11.4%	0.4%	5.3%

Single-use Products	$445.8	$420.4	6.0%	8.6%	9.7%	2.1%	7.3%
Capital Products	113.6	107.8	5.5%	8.0%	19.7%	-5.3%	-1.2%
	$559.4	$528.2	5.9%	8.4%	11.4%	0.4%	5.3%

Domestic	$294.0	$263.8	11.4%	11.4%
International	265.4	264.4	0.4%	5.3%
	$559.4	$528.2	5.9%	8.4%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$101,209	$79,009	$13,847	$—	$2,649	26.5%	$7,337	$0.26
% of sales	54.8%	42.8%	7.5%
Restructuring costs (1)	—	(361)	361	—	172		189	0.01
Business acquisition costs (2)	—	(3,314)	3,314	—	1,486		1,828	0.06
Gain on sale of facility (3)	—	1,890	(1,890)	—	(853)		(1,037)	(0.04)
	$101,209	$77,224	$15,632	$—	$3,454	29.3%	$8,317	$0.29
% of sales	54.8%	41.8%	8.5%
Amortization of intangible assets	$1,500	$(3,498)	$4,998	$—	$1,777		3,221	0.12
Adjusted earnings							$11,538	$0.41

	Three Months Ended September 30, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$93,546	$72,056	$14,838	$—	$4,461	33.5%	$8,873	$0.32
% of sales	55.3%	42.6%	8.8%
Restructuring costs (1)	1,316	(1,331)	2,647	—	953		1,694	0.06
	$94,862	$70,725	$17,485	$—	$5,414	33.9%	$10,567	$0.38
% of sales	56.1%	41.8%	10.3%
Amortization of intangible assets	$1,500	$(1,578)	$3,078	$—	$1,108		1,970	0.07
Adjusted earnings							$12,537	$0.45

(1)	In 2016 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs. In 2015, the Company continued the operational restructuring, including the consolidation of its Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities.
(2)	In 2016, the Company incurred consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.
(3)	In 2016, the Company recorded a gain on the sale of its facility in Centennial, Colorado.

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$301,371	$251,681	$25,070	$2,942	$2,724	25.5%	$7,956	$0.28
% of sales	53.9%	45.0%	4.5%
Restructuring costs (1)	5,537	(4,105)	9,642	—	3,215		6,427	0.23
Business acquisition costs (2)	—	(17,355)	17,355	—	6,035		11,320	0.41
Gain on sale of facility (3)	—	1,890	(1,890)	—	(853)		(1,037)	(0.04)
Debt refinancing costs (4)	—	—	—	(2,942)	930		2,012	0.07
	$306,908	$232,111	$50,177	$—	$12,051	31.1%	$26,678	$0.95
% of sales	54.9%	41.5%	9.0%
Amortization of intangible assets	$4,500	$(10,489)	$14,989	$—	$5,341		9,648	0.35
Adjusted earnings							$36,326	$1.30

	Nine Months Ended September 30, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$279,326	$220,423	$38,208	$—	$11,109	32.9%	$22,646	$0.81
% of sales	52.9%	41.7%	7.2%
Restructuring costs (1)	5,179	(9,795)	14,974	—	5,391		9,583	0.35
	$284,505	$210,628	$53,182	$—	$16,500	33.9%	$32,229	$1.16
% of sales	53.9%	39.9%	10.1%
Amortization of intangible assets	$4,500	$(4,896)	$9,396	$—	$3,383		6,013	0.21
Adjusted earnings							$38,242	$1.37

(1)	In 2016 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets. Finally, in 2016 and 2015, the Company continued and completed the operational restructuring, including the consolidation of its Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities.
(2)	In 2016, the Company incurred investment banking fees, consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.
(3)	In 2016, the Company recorded a gain on the sale of its facility in Centennial, Colorado.
(4)	In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income	$7,337	$8,873	$7,956	$22,646
Provision for income taxes	2,649	4,461	2,724	11,109
Interest expense	3,861	1,504	11,448	4,453
Depreciation	5,301	4,723	15,242	13,919
Amortization	8,357	6,354	25,187	17,943
EBITDA	$27,505	$25,915	$62,557	$70,070

Stock based compensation	1,921	1,784	5,784	4,822
Restructuring costs	361	2,647	9,642	14,974
Business acquisition costs	3,314	—	17,355	—
Gain on sale of facility	(1,890)	—	(1,890)	—
Debt refinancing costs	—	—	2,942	—
Adjusted EBITDA	$31,211	$30,346	$96,390	$89,866

EBITDA Margin
EBITDA	14.9%	15.3%	11.2%	13.3%
Adjusted EBITDA	16.9%	17.9%	17.2%	17.0%